EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT CLOSES ON
$40 MILLION APARTMENT COMMUNITY
REIT Enters Colorado Market with Latest Acquisition

IRVINE, Calif., Dec. 23, 2014 - Steadfast Apartment REIT announced today the $40 million acquisition of The Oasis, a 252-unit apartment community in Colorado Springs, Colo. The transaction represents the REIT’s entry into Colorado, and boosts its portfolio to seven apartment communities across five states purchased for $275 million.
“We are excited to add The Oasis to our growing roster of apartment communities,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “We believe this property is well-positioned in a market experiencing mid-wage job growth that is much stronger than the U.S. average, and has limited apartment construction.”
Constructed in 1996 on approximately 15 acres, The Oasis boasts 16 two- and three-story garden style buildings with one- and two-bedroom units with average in-place rents of $1,102. The apartment homes offer residents a comfortable lifestyle with central air conditioning, balconies/patios, washers and dryers, walk-in closets, and fireplaces and attached garages in select units. As of December 1, the occupancy was 96 percent.
Additional site improvements include a clubhouse and leasing office, fitness center, swimming pool, hot tub and a business center.

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Steadfast plans to initiate a modest revitalization program as part of its Value Enhancement Strategy that will include granite countertops, upgraded appliances and cabinets, vinyl wood flooring and faux wood blinds in select apartment homes. Steadfast will complete the interior upgrades when turning the units between residents.
The Oasis is conveniently located near Interstate 25, the main north-south artery through Colorado, with easy access to downtown and the eclectic Old Colorado City Historic District. The area’s workforce is supported by major employers such as Fort Carson, Peterson Air Force Base, Schriever Air Force Base, the Air Force Academy and Memorial Hospital, among others.
Additionally, Colorado Springs is a popular tourist destination accounting for more than 55 area attractions and activities, including the Garden of the Gods, Cheyenne Mountain Zoo and the Colorado Springs Fine Arts Center. The city is also home to the U.S. Olympic Training Center and the headquarters of the U.S. Olympic Committee.
About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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